UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 17, 2023

GUARANTY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-38087	75-1656431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16475 Dallas Parkway, Suite 600 Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

(888) 572-9881

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	GNTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 17, 2023, Guaranty Bancshares, Inc. (the “Company”) held its Annual Meeting of Shareholders to consider and act upon the items listed below:

1. The shareholders of the Company elected the individuals listed below to serve as Class II directors for the Company's Board of Directors to serve until the Company's 2026 annual meeting of shareholders by the votes set forth in the table below:

	For	Against	Abstain	Broker Non-Vote
Tyson T. Abston	6,678,977	367,100	2,827	2,276,526
Richard W. Baker	4,575,870	1,822,188	650,846	2,276,526
Jeffrey W. Brown	6,611,620	427,519	9,765	2,276,526
James M. Nolan, Jr.	5,620,913	1,416,250	11,741	2,276,526

2. The shareholders of the Company approved, on an advisory basis, the compensation of the Company's named executive officers by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Vote
6,881,945	19,906	147,053	2,276,526

3. The shareholders of the Company approved, on an advisory basis, "one year" as the frequency of shareholder advisory votes on executive compensation by the votes set forth in the table below:

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
6,202,358	22,336	603,313	220,897	2,276,526

4. The shareholders of the Company ratified the appointment of Whitley Penn LLP as the Company's independent registered public accounting firm for the year ended December 31, 2023 by the votes set forth in the table below:

For	Against	Abstain
9,296,703	19,584	9,143

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2023

GUARANTY BANCSHARES, INC.

By:	/s/ Tyson T. Abston
Name:	Tyson T. Abston
Title:	Chairman of the Board and Chief Executive Officer